Exhibit 99.1
EOP Operating Limited Partnership Amends Consent Solicitations
CHICAGO, December 29, 2006 -— Equity Office Properties Trust (NYSE: EOP) announced today that its subsidiary, EOP Operating Limited Partnership, has amended its previously announced consent solicitations to make certain corrections. The amendment provides that the proposed amendments that are the subject of the consent solicitations announced on December 26, 2006 relating to its unsecured debt securities listed in the Offer to Purchase and Consent Solicitation Statement dated December 26, 2006 (the “Notes”) and its 4.00% Exchangeable Senior Notes due 2026 (the “Exchangeable Notes”) will also include a modification of the definition of “Person” in Section 801 of 1995 indenture to include limited liability companies, consistent with the amendment of Section 802 of such indenture to permit the surviving person in a merger, consolidation or other transaction to take the form of a limited liability company as well as any other form of “Person,” but such proposed amendments will not include amendments to Section 802 of the 1997 indenture or Section 802 of the 2000 indenture. The amendment further provides that the proposed amendments will eliminate from the Notes and the Exchangeable Notes any obligations on the part of EOP Operating Limited Partnership or Equity Office Properties Trust (“Equity Office”) to provide holders of such securities or any prospective investor with information specified in Rule 144A(d)(4) under the Securities Act of 1933, as amended. The terms of the consent solicitations otherwise remain unchanged.
EOP Operating Limited Partnership also indicated that assuming that the previously announced mergers are consummated on February 8, 2007, the exchange rate for the Exchangeable Notes for the 30 business days following the consummation of the mergers is expected to be 24.8200 shares per $1,000 principal amount of Exchangeable Notes and accordingly, holders exchanging on or prior to such 30th business day would receive a payment in cash equal to $1,203.77 per $1,000 principal amount of Exchangeable Notes.
In addition, Equity Office announced that it has filed a definitive proxy statement with the SEC today relating to the shareholders’ meeting to consider and vote on a proposal to approve the merger of Equity Office with and into Blackhawk Acquisition Trust and the Agreement and Plan of Merger, dated as of November 19, 2006, as amended, among Equity Office, EOP Operating Limited Partnership, Blackhawk Parent LLC, Blackhawk Acquisition Trust and Blackhawk Acquisition L.P. Equity Office expects to begin to distribute copies of the proxy statement promptly.
The tender offers and consent solicitations relating to the Notes are made upon the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated December 26, 2006 (the “Offer to Purchase”), and the related Consent and Letter of Transmittal, as amended hereby. The consent solicitation for the Exchangeable Notes is being made upon the terms and conditions set forth in the Consent Solicitation Statement dated December 26, 2006 (the “Consent Solicitation Statement”), and the related Consent Form, as amended hereby. Further details about the terms and conditions of the tender offers and consent solicitations relating to the Notes are set forth in the Offer to Purchase and further details about the terms and conditions of the consent solicitation for the Exchangeable Notes are set forth in the Consent Solicitation Statement.
EOP Operating Limited Partnership has retained Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated to act as the lead Solicitation Agents for the consent solicitations, and they can be contacted at (877) 686-5059 (toll-free) ((212) 357-0775 (collect)) and (888) 654-8637 (toll-free) ((212) 449-4914 (collect)), respectively. Banc of America Securities LLC, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated are also acting as Solicitation Agents in connection with the consent solicitations. Requests for documentation for the tender offers and consent solicitations relating to the Notes and the consent solicitation relating to the Exchangeable Notes may be directed to Global Bondholder Services Corporation, the Information Agent, which can be contacted at (212) 430-3774 (for banks and brokers only) or (866) 924-2200 (for all others toll-free).
This release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The tender offers and consent solicitations for the Notes are only being made pursuant to the tender offer and consent solicitation documents as amended hereby, including the Offer to Purchase that EOP Operating Limited Partnership is distributing to holders of Notes. The tender offers and consent solicitations for the Notes are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the tender offers and consent solicitations to be made by a licensed broker or dealer, the tender offers and consent solicitations will be deemed to be made on behalf of EOP Operating Limited Partnership by the Dealer Managers (who are also the Solicitation Agents), or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
The consent solicitation for the Exchangeable Notes is only being made pursuant to the consent solicitation documents as amended hereby, including the Consent Solicitation Statement that is being distributed to Holders of Exchangeable Notes. The consent solicitation for the Exchangeable Notes is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the consent solicitation to be made by a licensed broker or dealer, the consent solicitation will be deemed to be made on behalf of EOP Operating Limited Partnership by the Solicitation Agents, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
About Equity Office Properties Trust
Equity Office, operating through its various subsidiaries and affiliates, is the largest publicly traded owner and manager of office properties in the United States by square footage. At September 30, 2006, Equity Office had a national office portfolio comprised of whole or partial interests in 585 office buildings located in 16 states and the District of Columbia. As of that date, Equity Office had an ownership presence in 24 Metropolitan Statistical Areas (MSAs) and in 100 submarkets, enabling it to provide a wide range of office solutions for local, regional and national customers.
EOP Operating Limited Partnership is a Delaware limited partnership through which Equity Office conducts substantially all of its business and owns, either directly or indirectly through subsidiaries, substantially all of its assets.
Forward Looking Statements
This press release contains certain forward-looking statements based on current Equity Office management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results, performance or transactions of Equity Office and its subsidiaries to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to: (1) the failure to satisfy the conditions to completion of the proposed mergers with affiliates of The Blackstone Group, including the receipt of the required shareholder approval; (2) the failure to obtain the necessary financing arrangements set forth in the commitment letters received by Blackhawk Parent LLC (an affiliate of The Blackstone Group) in connection with the proposed mergers and the actual terms of such financings; (3) the failure of the proposed mergers to close for any other reason; (4) the occurrence of any effect, event, development or change that could give rise to the termination of the merger agreement; (5) the outcome of the legal proceedings that have been, or may be, instituted against Equity Office and others following the announcement of the proposed mergers; (6) the risks that the proposed transactions disrupt current plans and operations including potential difficulties in employee retention; (7) the amount of the costs, fees, expenses and charges related to the proposed mergers; and (8) the substantial indebtedness that will need to be incurred to finance consummation of the proposed mergers and related transactions, including the tender offers and consent solicitations and other refinancings of Equity Office and its subsidiaries; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Equity Office’s and EOP Operating Limited Partnership’s filings with the Securities and Exchange Commission (“SEC”). Many of the factors that will determine the outcome of the subject matter of this press release are beyond Equity Office’s ability to control or predict. Equity Office undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
Additional Information About the Mergers and Where to Find It
In connection with proposed merger transactions involving Equity Office and EOP Operating Limited Partnership and affiliates of The Blackstone Group, Equity Office filed a definitive proxy statement with the SEC today and will furnish the definitive proxy statement to Equity Office’s shareholders. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT WHEN IT IS DISTRIBUTED TO SHAREHOLDERS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTIONS.

Shareholders will be able to obtain the proxy statement and all other relevant documents filed by Equity Office with the SEC free of charge at the SEC’s website at www.sec.gov or from Equity Office Properties Trust, Investor Relations at Two North Riverside Plaza, Suite 2100, Chicago, Illinois, 60606, (800) 692-5304 or at www.equityoffice.com. The contents of the Equity Office website are not made part of this press release.
Equity Office and its trustees and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed merger transactions. Information about Equity Office and its trustees and executive officers, and their ownership of Equity Office’s securities, is set forth in the proxy statement relating to the proposed merger transactions described above.

CONTACT:	Equity Office Properties Trust Beth Coronelli, 312-466-3286 (Investors/Analysts) Terry Holt, 312-466-3102 (Media)

SOURCE:	Equity Office Properties Trust